UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2018

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Associated Capital Group, Inc. (“AC”) was held on May 8, 2018. At the annual meeting: (1) eight persons were elected to serve as directors of AC; (2) the appointment of Deloitte & Touche LLP as AC's independent registered public accounting firm for the year ending December 31, 2018 was ratified; and (3) an advisory vote was held on the named executive compensation.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

(1)	Election of Directors:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Richard L. Bready	187,704,849	43,275	795,361
Marc Gabelli	187,656,474	91,650	795,361
Mario J. Gabelli	185,914,892	1,833,232	795,361
Douglas R. Jamieson	187,704,727	43,397	795,361
Daniel R. Lee	187,699,702	48,422	795,361
Bruce M. Lisman	187,699,143	48,981	795,361
Frederic V. Salerno	187,698,436	49,688	795,361
Salvatore F. Sodano	187,705,408	42,716	795,361

(2)	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2018:

VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
188,541,441	2,044	0	0

(3)	An advisory vote on named executive officer compensation:

VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
187,587,973	155,065	5,086	795,361

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Francis J. Conroy

Francis J. Conroy
Interim Chief Financial Officer

Date: May 9, 2018